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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in this Current Report (Form 8-K) of Endologix, Inc. (formerly Radiance Medical Systems, Inc.) of our report dated February 4, 2002, except for Note 7, as to which the date is February 8, 2002, with respect to the consolidated financial statements of Endologix, Inc. included in the Definitive Proxy Statement of Radiance Medical Systems, Inc. filed with the Securities and Exchange Commission on April 26, 2002.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07959, No. 333-42161, No. 333-59305, No. 333-72531 and No.
333-52482) and the Registration Statements on Form S-3 (No. 333-35343, No. 333-33997, No. 333-71053 and No. 333-52474) of Radiance Medical Systems, Inc., with respect to the consolidated financial statements of Endologix, Inc. incorporated by reference in this Current Report (Form 8-K) for the year ended December 31, 2001.


                                                           /s/ Ernst & Young LLP

Orange County, California
June 12, 2002